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                                   EXHIBIT 11

                    YOUNG BROADCASTING INC. AND SUBSIDIARIES
                      RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                     THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                     ------------------              ------------------
                                                                September 30     September30     September 30   September 30
                                                                    2000            2001            2000            2001
                                                                ------------------------------------------------------------
SHARES OF COMMON STOCK OUTSTANDING
    FOR THE ENTIRE PERIOD-BASIC ............................      17,399,954      19,597,473      13,493,723      16,546,190

ISSUANCE OF 6,950 AND 27,550 SHARES OF COMMON
      STOCK UPON EXERCISE OF OPTIONS IN 2000 AND 2001 ......             595             436           5,766
                                                                                                                      22,982
ISSUANCE OF 34,936 AND 35,691 SHARES OF COMMON
      STOCK TO THE COMPANY'S DEFINED CONTRIBUTION
      PLAN IN 2000 AND 2001 ................................          12,003           8,308          19,703
                                                                                                                      20,162
REPURCHASE OF 888,631 SHARES OF COMMON STOCK
    UNDER BUYBACK PROGRAM IN 2000 ..........................        (585,205)              -        (204,618)              -

ISSUANCE OF 3,888,788 SHARES OF COMMON STOCK
    FOR THE KRON AND BAYTV ACQUISITION .....................               -               -       1,376,688               -

ISSUANCE OF 3,000,000 SHARES OF COMMON STOCK ...............               -                               -       1,109,890
                                                                ------------------------------------------------------------

WEIGHTED AVERAGE SHARES OF COMMON
       STOCK OUTSTANDING-BASIC .............................      16,827,347      19,606,217      14,691,262      17,699,224

DILUTED EFFECT OF 2,280,653 OPTIONS IN 2000
      EXPECTED TO BE EXERCISED UNDER THE
      TREASURY STOCK METHOD USING THE WEIGHED
      AVERAGE MARKET PRICE OF THE COMPANY'S
      SHARES OF COMMON STOCK ...............................               -               -      1 ,234,579               -
                                                                ------------------------------------------------------------

TOTAL DILUTED WEIGHTED AVERAGE SHARES OF
     COMMON STOCK FOR THE PERIOD ...........................      16,827,347      19,606,217      15,925,841      17,699,224
                                                                ============================================================

(LOSS) INCOME BEFORE EXTRAORDINARY ITEM ....................    $ (1,630,193)   $(13,435,112)   $  8,989,300    $(36,998,035)
                                                                ============================================================

NET (LOSS) INCOME ..........................................    $ (1,630,193)   $(13,435,112)   $  8,989,300    $(49,434,585)
                                                                ============================================================

NET (LOSS) INCOME PER COMMON SHARE:

     BASIC

        (LOSS) INCOME PER COMMON SHARE BEFORE
           EXTRAORDINARY ITEM ..............................    $      (0.10)   $      (0.69)   $       0.61    $      (2.09)
                                                                ============================================================
       NET (LOSS) INCOME ...................................    $      (0.10)   $      (0.69)   $       0.56    $      (2.09)
                                                                ============================================================
     DILUTED

        (LOSS) INCOME PER COMMON SHARE BEFORE
           EXTRAORDINARY ITEM ..............................    $      (0.10)   $      (0.69)   $       0.61    $      (2.79)
                                                                ============================================================
        NET (LOSS) INCOME ..................................    $      (0.10)   $      (0.69)   $       0.56    $      (2.79)
                                                                ============================================================
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